Exhibit 10.1

MULLEN AUTOMOTIVE INC.

AMENDMENT TO THE MULLEN AUTOMOTIVE INC.
2022 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (this “Amendment”), is entered into as of March 13, 2025, by Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company adopted the Mullen Automotive Inc. 2022 Equity Incentive Plan effective as of July 26, 2022 (the “Plan”), which reserved 7,000,000 shares (adjusted to reflect the 1:25 reverse stock split effective May 4, 2023) available for grant under the Plan.

B. On June 8, 2023, the Board of Directors of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 52,000,000 shares and provided that the shares available for issuance under the Plan are not subject to adjustment.

C. On August 9, 2024, the Board of Directors of the Company approved an additional amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 11,000,000 shares.

D. On December 27, 2024, the Board of Directors of the Company approved additional amendments to the Plan (i) increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 20,000,000 shares, and (ii) providing for an automatic annual increase of shares issuable under the Plan.

E. Pursuant to the authority contained in Section 10 of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1. Section 4.1 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

“(a) As provided in Section 4.3, the total number of Shares available for grant under the Plan shall be Ninety Million (90,000,000) Shares, not subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.”

2. Section 4.1 of the Plan is further amended and a new Section 4.1(b) is added as follows:

“(b) In addition to subpart (a) above, the number of shares of Common Stock available for grant under the Plan shall automatically increase on October 1st of each year, in an amount equal to ten percent (10%) of the total number of shares of Common Stock outstanding on September 30th of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year, to provide that there shall be no increase in the shares available for grant for such fiscal year or that the increase in the shares available for grant for such fiscal year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the share available for grant in this Section 4.1 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4.1 does not limit the granting of Stock Awards outside of the Plan. Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE-American Company Guide Section 711 or other applicable rule, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.”

3. Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
CEO